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                                                                   EXHIBIT 10.27





                           THE HILLHAVEN CORPORATION

                             ANNUAL INCENTIVE PLAN

                           Adopted December 28, 1989
                         Amended as of December 6, 1994


         1.      Purposes.   The purpose of the Annual Incentive Plan (the
"Plan") of The Hillhaven Corporation (the "Company") is to promote the interests of the Company and its stockholders by basing a portion of selected employees' compensation on the performance of such employee, his or her Operating Unit and the Company.

         2.      Definitions.

                 a. "Fair Return to Stockholders" shall be determined with reference to inflation, financial leverage of the Company and such other factors as may have a bearing on the return on a stockholder's investment taking into account the overall performance of the Company as measured against the business plans approved by the Board of Directors of the Company.

                 b. "Operating Unit" means any division, subsidiary or other functional unit within the Company which is designated by the Committee to constitute an Operating Unit.

                 c. "Performance Goals" are the annual performance objectives established by the Committee for the Company, Operating Unit, or an employee for the purpose of determining whether, and the extent to which, awards under the Plan will be made for that Year.

                 d.       "Year" means the Company's fiscal year.

         3. Administration. The Plan shall be administered by the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board"). The Committee shall have the discretion to (a) determine the Plan participants; (b) determine Performance Goals at the beginning of each Year; (c) determine whether the Performance Goals have been met; (d) determine what constitutes a Fair Return to Stockholders; (e) determine the total amount of funds available for distribution as bonuses at the end of a Year; and (f) determine the award, if any, to each participant each year. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to make,
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amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems desirable to carry the Plan into effect. Any change in the Fair Return to Stockholders shall be approved by the Board. Any action taken or determination made by the Committee shall be conclusive on all parties.

         4. Eligible Persons. Any key employee of the Company that the Committee determines, in its discretion, will be responsible for producing profits of the Company or otherwise have a significant effect on the operations of the Company shall be eligible to participate in the Plan. Committee members are not eligible to participate in the Plan. No employee shall have a right to be selected under the Plan.

         5.      Amount Available for Awards.   The amount of Company profits
available for awards under the Plan in any Year shall be determined by the Committee.

         6. Determination of Awards. The Committee shall select the Plan participants prior to each Year. The Committee shall determine the award to each participant for each Year, taking into consideration, as it deems appropriate, the performance for the Year of the Company or an Operating Unit, as the case may be, in relation to the Performance Goals theretofore established by the Committee, and the performance of the respective
participants during such Year.   The fact that an employee is selected as a
participant for any Year shall not mean such employee will necessarily receive an award for that Year under the Plan.

         7. Distribution of Awards. Awards under the Plan for a particular Year shall be paid in cash after the end of that Year.

         8. Change in Control. In the event of a Change in Control Event, the Committee may, in its sole discretion, determine that all or any portion of conditions associated with any award under the Plan have been met. A Change of Control Event shall be deemed to occur if any of the following events has occurred:

                 a. A Person, alone or together with its Affiliates and Associates, or "group", within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, after the date hereof, the beneficial owner of 20% or more of the general voting power of the Company.
Notwithstanding the preceding sentence, a Change of Control Event shall not be deemed to occur if the "Person" described in the preceding sentence has





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acquired 20% or more of the general voting power of the Company as consideration in a transaction or series of related transactions involving the Company's acquisition (by stock acquisition, merger, asset purchase or otherwise) of one or more businesses approved prior to such transactions or series of transactions by the Incumbent Board (as defined in (ii) below), and provided that, if such transaction or series of transactions results in the merger, consolidation or reorganization of the Company and such Person, the Company is the surviving entity following such merger, consolidation or reorganization.

                 b. Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) shall be considered as though such person were a member of the Incumbent Board.

         c.      Consummation or effectiveness of:

                 (1) a merger, consolidation or reorganization involving the Company (a "Business Combination"), unless

                          (a) the stockholders of the Company, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately and before the Business Combination, and

                          (b) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the members of the Board of Directors of the Surviving Corporation, and





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                          (c)     no Person (other than any Person who,
                 immediately prior to the Business Combination, had beneficial ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

                 (2)      a complete liquidation or dissolution of the Company;
          or
                 (3) the sale or other disposition of all or substantially all of the assets of the Company to any Person.

         For purposes of determining whether a Change of Control Event has occurred, the following additional definitions apply:

                 "Affiliate or Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

                 "Person," means an individual, firm, corporation or other entity or any successor to such entity, but "Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan (including a trust relating thereto) of the Company or any subsidiary of the Company, or any Person organized, appointed, established or holding Voting Stock by, for or pursuant to the terms of such a plan. "Person" shall also not include National Medical Enterprises, Inc. ("NME"), any subsidiary of NME, any Affiliate or Associate of NME, any employee benefit plan or employee stock plan of NME or any subsidiary of NME to the extent that such entities, individually or collectively, own any or all of (x) 8,878,147 shares of the Company's common stock (approximately 31% of the general voting power of the Company as of December 6, 1994) registered in the name of NME or any subsidiary of NME as of the date of this Agreement, or
                 (y) such additional number of shares of the Company's common stock issued to NME or any subsidiary of NME in exchange for shares of the Company's Series C Preferred Stock or Series D Preferred Stock so long as such exchange has been approved in advance by the Incumbent Board.





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                 "Voting Stock" means shares of the Company's capital stock having general voting power, with "voting power" meaning the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors.

         9. Termination of Employment. A participant must be actively employed at the end of a Year in order to be entitled to payment of the full amount of any award for that Year. In the event active employment of a participant shall be terminated before the end of a Year for any reason other than discharge for cause or voluntary resignation, such participant shall receive such portion of his or her award for the Year as may be determined by the Committee. A participant discharged for cause or who voluntarily resigns shall not be entitled to receive any award for the Year, unless otherwise determined by the Committee. For purposes of this Plan the term "discharge for cause" shall mean any discharge for violation of the policies and procedures of the Company or for other job performance or conduct which, as determined by the Committee, is detrimental to the best interests of the Company.

         10. No Guarantee of Employment. Participation in the Plan shall not constitute an assurance of continued employment for any period.

         11.     Governing Law.   The Plan and all actions taken thereunder
shall be governed by and construed in accordance with the laws of the State of Washington.

         12.     Effective Date.  The Plan effective date is January 31, 1990.

                                       THE HILLHAVEN CORPORATION



                                       By ________________________________
                                          Its ____________________________





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